UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

US UNWIRED INC.

(Exact name of registrant as specified in its charter)

Louisiana	000-22003	72-1457316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Lakeshore Drive, Lake Charles, Louisiana	70601
(Address of principal executive offices)	(Zip Code)

(337) 436-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2005, the United States Bankruptcy Court approved a Plan of Reorganization of Registrant’s wholly owned subsidiary IWO Holdings, Inc. (“IWO”), pursuant to which all of the equity ownership of IWO by Registrant was eliminated and shares of IWO were issued to its existing creditors. Registrant received no consideration in the transaction. To Registrant’s knowledge, there is no material relationship between Registrant and any creditor of IWO that received shares of IWO.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

Pro forma financial information related to the IWO disposition required pursuant to Article 11 of Regulation S-X is attached hereto as Annex A.

(c) Exhibits

The following exhibits are filed with this Current Report:

Exhibit No.	Description
2.1	Plan of Reorganization (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Registrant on March 3, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US UNWIRED INC.

Date: July 1, 2005	By:	/s/ Robert W. Piper
Robert W. Piper President and Chief Executive Officer

Annex A

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following tables present unaudited pro forma condensed consolidated financial statements for Registrant after giving effect to the completion of its disposition of IWO Holdings, Inc. (“IWO”), with respect to unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005. The Registrant filed a Form 10-Q with the SEC on May 2, 2005 that included an unaudited condensed balance sheet after giving effect to the completion of its disposition of IWO. Additionally, the consolidated statement of operations for the three months ended March 31, 2005 included in the Form 10-Q reflected the historical operations of IWO as a discontinued operation.

The unaudited pro forma condensed consolidated financial statements give the effect of the disposition in accordance with United States generally accepted accounting principles. These unaudited pro forma financial statements separate the historical condensed consolidated financial statements for IWO from those for Registrant as if the disposition had occurred as of the beginning of the earliest period presented.

While the unaudited pro forma financial information is helpful in showing the financial characteristics of the separate companies, it is not intended to show how the separate companies would have actually performed had they been separated throughout the periods, or how the separate companies will perform in the future. For example, the unaudited pro forma financial statements do not reflect the management fees of $0.6 million and $9.5 million for the periods ended March 31, 2005 and December 31, 2004, respectively, paid by IWO to US Unwired but include all expenses that US Unwired has incurred while providing management services to IWO.

US UNWIRED INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

(Unaudited)

	Three months ended March 31, 2005
	Historical US Unwired	Historical IWO	Eliminations	Consolidated	Adjustments	Pro Forma US Unwired
Revenue:
Subscriber	$80,970	$—	$—	$80,970	$—	$80,970
Roaming	22,391	—	—	22,391	—	22,391
Merchandise sales	6,120	—	—	6,120	—	6,120
Other revenue	5,311	—	(617)	4,694	—	4,694

Total revenue	114,792	—	(617)	114,175	—	114,175
Expense:
Cost of service	55,652	—	—	55,652	—	55,652
Merchandise cost of sales	9,259	—	—	9,259	—	9,259
General and administrative	7,042	—	—	7,042	—	7,042
Sales and marketing	16,031	—	—	16,031	—	16,031
Non-cash stock compensation	7	—	—	7	—	7
Depreciation and amortization	14,939	—	—	14,939	—	14,939

Total operating expense	102,930	—	—	102,930	—	102,930

Operating income (loss)	11,862	—	(617)	11,245	—	11,245
Other income (expense):
Interest expense, net	(8,032)	—	—	(8,032)	—	(8,032)
Gain (loss) on sale of assets	38	—	—	38	—	38

Total other expense	(7,994)	—	—	(7,994)	—	(7,994)

Income (loss) from continuing operations before equity in income of unconsolidated affiliates	3,868	—	(617)	3,251	—	3,251
Equity in income (losses) of unconsolidated affiliates	—	—	—	—	—	—

Income (loss) from continuing operations	$3,868	$—	$(617)	$3,251	$—	$3,251

US UNWIRED INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

(Unaudited)

	Year ended December 31, 2004
	Historical US Unwired	Historical IWO	Eliminations	Consolidated	Adjustments		Pro Forma US Unwired
Revenue:
Subscriber	$289,778	$139,870	$—	$429,648	$(139,870	)(1)	$289,778
Roaming	97,738	38,062	(500)	135,300	(38,062	)(1)	97,738
					500	(2)
Merchandise sales	19,208	8,873	—	28,081	(8,873	)(1)	19,208
Other revenue	10,830	448	(9,469)	1,809	(448	)(1)	1,361

Total revenue	417,554	187,253	(9,969)	594,838	(186,753)		408,085
Expense:
Cost of service	215,604	98,541	(500)	312,872	(98,541	)(1)	215,604
			(773)		500	(2)
					773	(3)
Merchandise cost of sales	38,665	18,031	—	56,696	(18,031	)(1)	38,665
General and administrative	25,394	18,494	(8,182)	35,706	(18,494	)(1)	25,394
					8,182	(3)
Sales and marketing	60,535	32,341	(514)	92,362	(32,341	)(1)	60,535
					514	(3)
Non-cash stock compensation	375	—	—	375	—		375
Depreciation and amortization	60,186	35,349	—	95,535	(35,349	)(1)	60,186

Total operating expense	400,759	202,756	(9,969)	593,546	(192,787)		400,759

Operating income (loss)	16,795	(15,503)	—	1,292	6,034		7,326
Other income (expense):
Interest expense, net	(47,674)	(39,227)	—	(86,901)	39,227	(1)	(47,674)
Gain (loss) on sale of assets	(1,757)	(84)	—	(1,841)	84	(1)	(1,757)
Loss on extinguishment of debt	(62,342)	—	—	(62,342)	—		(62,342)

Total other expense	(111,773)	(39,311)	—	(151,084)	39,311		(111,773)

Income (loss) from continuing operations before equity in income of unconsolidated affiliates	(94,978)	(54,814)	—	(149,792)	45,345	(1)	(104,447)
Equity in income (losses) of unconsolidated affiliates	215	—	—	215	—		215

Income (loss) from continuing operations	$(94,763)	$(54,814)	$—	$(149,577)	$45,345		$(104,232)

(1)	Adjustment to remove operations of historical IWO.
(2)	Adjustment to add back intercompany roaming revenue and roaming expense eliminated in the preparation of the consolidated financials.
(3)	Adjustment to add back overhead and other expenses to US Unwired charged to IWO in the form of a management fee.